EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-197311 and 333-191493 on Form S-3 and Nos. 333-189684 and 333-184214 on Form S-8 of Summit Midstream Partners, LP of our report dated March 11, 2016, relating to the financial statements of Ohio Gathering Company, L.L.C. as of and for the years ended December 31, 2015 and 2014, appearing in this Amendment No. 1 to the Current Report on Form 8-K of Summit Midstream Partners, LP dated May 13, 2016.

/s/ Deloitte & Touche LLP
Denver, Colorado
May 13, 2016

EX 23.2-1